Exhibit 99.1

 NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira BioSciences Announces Closing of $375 Million Five-Year Term Loan B

-- Provides additional operational and financial flexibility --

-- Underscores strength of forecasted earnings and operating cash flow --

TAMPA, FL, December 9, 2021 – Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today announced the closing of a $375 million Senior Secured Term Loan B Facility.

“We believe this successful debt offering provides further validation of the strength of our forecasted earnings and operating cash flow. This additional capital should accelerate our near-term growth and support our long-term strategic initiatives. We remain confident in our five-year plan to achieve robust revenue and earnings expansion,” said Charles Reinhart, chief financial officer of Pacira BioSciences.

Proceeds of the Term Loan B are expected to be used for general corporate purposes, to replenish a portion of company’s funds that were used to pay the purchase price and transaction costs of the acquisition of Flexion Therapeutics, Inc. and related transactions, and to repay the remaining principal value of the company’s 2.375% convertible senior notes due 2022.

The Term Loan B was placed with high-quality institutional lenders.  JPMorgan Chase Bank, N.A. acted as bookrunner and lead arranger and Silver Point Finance, LLC acted as syndication agent.

About Pacira BioSciences

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting, local analgesia currently approved for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular, injection indicated for the management of osteoarthritis knee pain, and ioveraº, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

Forward-Looking Statements

Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Pacira’s growth and future operating results and trends, development of products, strategic alliances and intellectual property. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. Pacira cannot assure you that its estimates, assumptions and expectations will prove to have been correct. These forward-looking statements include, without limitation, statements related to the acquisition of Flexion and the costs and benefits thereof, Pacira’s intended use of proceeds from the Term Loan B, Pacira’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the commercial success of ZILRETTA; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products; the possibility that if Pacira does not achieve the perceived benefits of the Flexion acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Pacira’s shares could decline; the impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions, and Pacira’s business, including its revenues, financial condition and results of operations; the success of Pacira’s sales and manufacturing efforts in support of the commercialization of EXPAREL, iovera° and ZILRETTA; the rate and degree of market acceptance of EXPAREL, iovera° and ZILRETTA; the size and growth of the potential markets for EXPAREL, iovera° and ZILRETTA and Pacira’s ability to serve those markets; Pacira’s plans to expand the use of EXPAREL, iovera° and ZILRETTA to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, iovera° and ZILRETTA; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; our plans to evaluate, develop and pursue additional multivesicular liposome-based product candidates; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential multivesicular liposome-based product; our commercialization and marketing capabilities and our ability to successfully construct an additional EXPAREL manufacturing suite in San Diego, California; the outcome of any litigation; the ability to successfully integrate any future acquisitions into Pacira’s existing business, including Flexion; the recoverability of Pacira’s deferred tax assets and assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of Pacira’s most recent Annual Report on Form 10-K and in other filings that Pacira periodically makes with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Pacira’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such Pacira anticipates that subsequent events and developments will cause its views to change. However, while Pacira may elect to update these forward-looking statements at some point in the future, Pacira specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Pacira’s views as of any date subsequent to the date of this press release.

Investor Contact:

Susan Mesco, (973) 451-4030

susan.mesco@pacira.com

Media Contact:

Coyne Public Relations

Kristin Capone, (973) 588-2108

kcapone@coynepr.com